UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011 (October 26, 2011)

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	27-2966616 (I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification of the Rights of Security Holders.

On October 26, 2011, Summit Hotel Properties, Inc. (the “Company”) filed, with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), Articles Supplementary to the Articles of Amendment and Restatement of the Company, pursuant to which the Company has classified and designated 2,300,000 authorized but unissued shares of preferred stock, $0.01 par value per share, of the Company as “9.25% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”).  A summary of the material terms of the Series A Preferred Stock is set forth under the caption “Description of the Series A Preferred Stock” in the Company’s prospectus, dated and filed with the SEC on October 25, 2011.  The summary of the Series A Preferred Stock in the Company’s prospectus is qualified in its entirety by reference to the Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The Company filed the Articles Supplementary in connection with its previously announced underwritten public offering of 2,000,000 shares of Series A Preferred Stock.  This offering closed on October 28, 2011.  At the closing, the Company contributed the net proceeds from the sale of the Series A Preferred Stock (approximately $48.0 million, after the deduction of the underwriting discount and estimated offering expenses payable by the Company) to Summit Hotel OP, LP (the “Operating Partnership”) in exchange for 2,000,000 of the Operating Partnership’s 9.25% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”).  The terms of the Series A Preferred Units mirror the terms of the Series A Preferred Stock.

The Series A Preferred Stock and the Series A Preferred Units rank senior to the Company’s common stock and the Operating Partnership’s common units, respectively, with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and the Operating Partnership, respectively.  In addition to other preferential rights, each holder of Series A Preferred Stock and the Company, as the holder of all of the issued and outstanding Series A Preferred Units, are entitled to receive a liquidation preference, which is equal to $25.00 per share of Series A Preferred Stock or Series A Preferred Unit, as the case may be, plus any accrued and unpaid distributions thereon, before the holders of the Company’s common stock and the holders of the Operating Partnership’s common units, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and the Operating Partnership.  Furthermore, each of the Company and the Operating Partnership is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on its common stock or its common units, as applicable, or, subject to certain exceptions, redeeming or otherwise acquiring shares of its common stock or its common units, as applicable, unless full cumulative distributions on the Series A Preferred Stock or Series A Preferred Units, as applicable, have been declared and either paid or set aside for payment in full for all past distribution periods.

The terms of the Series A Preferred Units are set forth in Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP, dated October 28, 2011 (“Amendment No. 1”).  The foregoing summary of the Series A Preferred Units is qualified in entirety by reference to the provisions of Amendment No. 1 filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

(d)	Exhibits.

3.1
Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.2
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP, dated October 28, 2011, designating the Operating Partnership’s 9.25% Series A Cumulative Redeemable Preferred Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC. (Registrant)
Date: October 28, 2011	By: /s/ Christopher R. Eng Christopher R. Eng Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP (Registrant)
Date: October 28, 2011	By: SUMMIT HOTEL GP, LLC, its General Partner By: SUMMIT HOTEL PROPERTIES, INC., its Sole Member By: /s/ Christopher R. Eng Christopher R. Eng Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1
Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.2
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP, dated October 28, 2011, designating the Operating Partnership’s 9.25% Series A Cumulative Redeemable Preferred Units.

3